Exhibit 2.2

I 111111111111111111111111111111111111111 •140105• BARBARA I(. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A . 200) Page 1 Fi l e d in the office of D oc u me n t Number K. - r 20170279897 - 92 B a rb ara K. Ce g a v ske Fil i ng D ate and Time • • • 06/27/2017 9:58 AM Se creta ry o f St a te St ate of N e v ada En tit y N u mber E0302542017 - 2 use 81.ACK INK OHLY • 00 NOT HJGHUGHT ABOVE SPACE 18 FOR OFFICE USE ONLY 1) Name and Jurisdiction of organization of each constituent entity (NRS 92A.200): Articles of Merger (Pursuant to NRS Chapter 92A) Ƒ If there are more than four merging entitles, check box and attach an a 112 - lC 11" blank sheet containing the required Information for e.ach addlUonal entity from article one. IT Ci!:, - uisi tion, In_c: . Name of merging entity Nevada , · - --- ·· - Jurisdiction Corpora ..!_ ion Entity type• Name of merging entity Jurisdiction Entity type • Name of merging entity Jurisdiction Entity type• Name of merging entity Jurisdiction and , I - - · --- - - - • • • , • Nf Pait e ? l . f orida ! }.11c . Name of surviving entity Florida Jurisdiction Entity type • : Corpora t ion Entity type• • Corporation, non - prof i t corporation. l i mited partnership , l i mited - liability company or business trust. Filing Fee: $350.00 Th i s form must be accompanied by a ppropriat e fee s. N e vada Secretary o f State S2A Merge r Page 1 Revised : H> - 1 5

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Can.on City, Nevada 89701 - 4201 (n5) 684 - 5708 Web&n.: www . nvso&.gov Articles of Merger (PURSUANT TO NRS 92A . 200) Page3 USE BLACK INK ONLY· DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY (b) The plan was approved by the required consent of the owners of* : ! IGL U A c qui i i : Inc . , . a Nevada Corporation .. · - · • Name of merging entity, if applicable .. ... Name of merging entity, if applicable . Name of merging entity, if applicable Name of merging entity, if applicable and, or ; .. ... .. _,. .. ' NC P ers _ of Florida , lnc, a P lorid orporat ! ?!1 . _ Name of surviving ent i ty , if applicable • Unless otherwise provided i n the certificate of trust or govern i ng instrument of a business trust, a merger most be approved by all the trustees and beneficial owners of each business t rust that is a const i tuent ent i ty i n the m e rger . This form must b e accompanied b y appropriate f e es . N e vada S ecr et a ry of St a le 92A Me r g e r Page 3 Rev ise(:!: 1 · 5· 15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson S1reet Carson CJty, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvaos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page4 USE BLACK IHK ONLY • DO MOT HlGHUGHT ABOVE SPACE IS FOR OFFICE USE ONLY (c) Approval of plan of merger for Nevada non - profit corporation (NRS 92A . 160) : The plan of merger has been approved by the olrectors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of Incorporation of the domestic corporation. Name of merging entity , if applicable Name of merging entity, i f applicable t.... - Name of merging entity, if applicable r - . . Name of merging entity . if applicable and , or ; Name of surviving entity, if applicable This form must be ac c ompanied by a ppropriate lees . Nevada Se cr etary of S tate 92A M erg el' P age 4 R&vised : 1 - 5 - 1 5

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Str t Carson City, Nevada 89701 - 4201 (n5) 684 - 5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 5 USE Bl.ACK INK ONLY• DO NOT HIGHLIGHT ABOVE SPACE ISFOR OFFICE use ONL y 5) Amendments, If any, to the articles or certificate of the surviving entity. Provide article numbers, If available. (NRS 92A.200)•: r \ 6) Location of Plan of Merger (ch.ck a orb): D (a) The entire plan of merger is attached; or, 00 (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited - l iability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200) . 7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate la flied) Date: , _ April . 201J I2P • Amended and restated articles may be attached as an exhibit or integrated into the artides of merger. Please entitle them "Restated" or "Amended and Restated." accordingly. T he form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary ln to parent - Nevada parent owning 90% or more ot subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except lhat the name of the surviving entity may be changed. This form must be accompanied by appropriate fees. Newda Secretary of Sta 92A Merger Page 5 Revised : 1•5•15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

IGLU Acquitistion Inc
Name of merging entity

X [signature] — Trustee — 06/26/2017
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

and,

A/C Partners Florida, Inc
Name of surviving entity

X [signature] — President — 06/26/2017
Signature — Title — Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15